UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2004

NTS-PROPERTIES III
(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-11176	61-1017240
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Incorporation)
Incorporation

10172 Linn Station Road,
Louisville, Kentucky 40223
(Address of Principal Executive Offices)

(502) 426-4800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events and Regulation FD Disclosure.

        On February 26, 2004, the Superior Court of the State of California for the County of Contra Costa preliminarily approved the settlement as set forth in the Stipulation and Agreement of Settlement jointly filed by the general partners (the “General Partners”) of NTS-Properties III, NTS-Properties IV, NTS-Properties V, NTS-Properties VI and NTS-Properties VII (the “Partnerships”), along with certain of their affiliates, with the class of plaintiffs in the action captioned Buchanan et al. v. NTS-Properties Associates V, et al. (Case No. C 01-05090) (the “Litigation”) on December 5, 2003. The Superior Court’s order, which sets forth its preliminary determination that the Stipulation and Agreement of Settlement is within the range of reasonableness, and is fair, just and adequate to the class of plaintiffs, is attached hereto as Exhibit 99.1. The Superior Court has scheduled a hearing (the “Final Hearing”) at 8:30 a.m. on May 6, 2004, to finally determine, among other things, whether: (1) the Stipulation and Agreement of Settlement is fair, reasonable and adequate, and in the best interests of the class of plaintiffs, and (2) the Litigation should be dismissed with prejudice and on the merits in accordance with the Stipulation and Agreement of Settlement.

        At the Final Hearing, any member of the class of plaintiffs may appear personally or through his or her counsel to object to the final approval of the Stipulation and Agreement of Settlement, the entry of a final judgment dismissing with prejudice the Litigation or the application for an award of attorneys’ fees and expenses to the counsel for the class of plaintiffs. To do so, a class member must file the following with the Superior Court and the attorneys for the class of plaintiffs and the General Partners and other defendants at least fourteen days prior to the Final Hearing: (1) a notice of the class member’s intention to appear at the Final Hearing, (2) a detailed statement of the class member’s specific objections and (3) the grounds for the objections and any documents that the class member desires the Superior Court to consider.

        Pending the entry by the Superior Court of a final judgment and order dismissing the Litigation with prejudice, all members of the class of plaintiffs are barred and enjoined from: (1) transferring, selling, assigning or otherwise disposing of any limited partner units of the Partnerships, (2) granting a proxy to object to the merger of the Partnerships into NTS Realty Holdings Limited Partnership (“NTS Realty”) as contemplated by the joint consent solicitation statement/prospectus that NTS Realty filed with the Securities and Exchange Commission or (3) commencing a tender offer for the limited partner units of the Partnerships.

        More information on the settlement will be provided to members of the class pursuant to a notice and claim form approved by the Superior Court. This notice will be sent to the members of the class by March 11, 2004.

        This announcement is not an offer to purchase, a solicitation of an offer to sell or the solicitation of a proxy to vote, any of the limited partner units of the Partnerships or of NTS Realty. The limited partnership units of NTS Realty, which will be issued if the merger is approved and completed, have not been registered under the Securities Act of 1933 (the “Act”) and may not be offered or sold in the United States absent registration under the Act or an applicable exemption from the registration requirement.

ITEM 7. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Preliminary Approval Order dated February 26, 2004.

Forward Looking Information

        This filing may contain forward-looking statements involving risks and uncertainties. Statements in this filing that are not historical, including statements regarding intentions, beliefs, expectations, representations, plans or predictions of the future, constitute forward-looking statements. These risks and uncertainties include, but are not limited to, court and other regulatory approval of the proposed mergers, the ability to successfully integrate each of the acquired Partnerships as well as general risks and uncertainties associated with owning real estate. For a discussion of some of these potential risks and uncertainties, please refer to the annual and quarterly reports filed by each of the partnerships with the Securities and Exchange Commission. The Partnerships do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS-PROPERTIES III

By:	NTS-Properties Associates,
General Partner,
By: NTS Capital Corporation,
General Partner

By: /s/ Gregory A. Wells

Gregory A. Wells
Senior Vice President and Chief Financial Officer of NTS Capital Corporation

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